Stock Purchase Agreement

This Stock Purchase Agreement (the “Agreement”) between Precept Fund Management SPC on behalf of Precept Fund Segregated Portfolio, Ground Floor, Harbour Centre, P.O. Box 1569, George Town, Grand Cayman KY1-1110, Cayman Islands (“Precept”) and Oakridge Energy Technologies, Inc., 751 North Drive, Suite 9, Melbourne, FL 32934, United States of America (“Oakridge”) (each a “Party” and collectively the “Parties”).

Recitals

WHEREAS, Precept is an Exempted Segregated Portfolio Company and is recognized as a mutual fund with the Cayman Islands Monetary Authority (“CIMA”) under Section 4(3) of the Mutual Funds Law of the Cayman Islands (2012 Revision), with Registration Number 656283, and Precept Fund Segregated Portfolio (“Precept SP”) and Prescient Fund Segregated Portfolio (“Prescient SP”) are two of its duly registered segregated portfolios;

WHEREAS, Oakridge is a corporation incorporated under the laws of the State of Colorado, headquartered at 751 North Drive, Suite 9, Melbourne, FL 32934, United States of America and is a publicly traded company, listed as “OGES” on the OTC Bulletin Board of Nasdaq (the “OTCBB”);

WHEREAS, Precept and Oakridge are under common ultimate control by the Prince Michael Foundation;

WHEREAS, Leclanché SA is a Swiss share corporation (Aktiengesellschaft) with domicile at Avenue des Sports 42, CH-1400 Yverdon-les-Bains, Switzerland (“LECN”) and listed in the main board of the SIX Swiss Exchange; Article 5 of LECN’s articles of incorporation provides for an opting up provision (49%) regarding the duty to make a public tender offer pursuant to Article 32 of the Federal Act on Stock Exchanges and Securities Trading (Stock Exchange Act) of March 24, 1995;

WHEREAS, Precept on behalf of Precept SP holds 11,748,821 registered shares of LECN (the “LECN Share(s)”) amounting to approximately 48% of the currently issued share capital of LECN;

WHEREAS, Precept on behalf of Prescient SP holds 131,413,888 shares of common stock of Oakridge with a nominal value of USD 0.001 each (the “Oakridge Share(s)”), amounting to approximately 81.9% of the 160,401,388 currently outstanding shares of Oakridge;

WHEREAS, Precept on behalf of Precept SP holds 11,000,000 Oakridge Shares, amounting to approx. 6.85% of the 160,401,388 currently outstanding shares of Oakridge;

WHEREAS, Oakridge had previously entered into a CHF 5 million convertible loan with LECN on 30 May 2014, and as amended on August 5, 2014 (“LECN CHF 5M Convertible Loan”), but had not yet converted any part of the loan into LECN Shares, and hence, does not hold any LECN Shares as of the date hereof;

WHEREAS, Oakridge executed and delivered a Loan and Security Transfer Agreement between it and Recharge ApS, Frederiksgade 21, 1st Floor, 1265 Copenhagen, Denmark, as transferee lender (the “Transferee Lender” [as defined therein] or “Recharge”); Leclanché; and Leclanché GmbH, Industriestrasse 1, 77731 Willstätt, Germany (the “Subsidiary” [as defined therein]), which will in effect transfer all right, title and interest of Oakridge in its LECN CHF 5M Convertible Loan, along with all other associated or ancillary documents required or necessary to effect the transfer of all of the right, title and interest of Oakridge in the LECN CHF 5M Convertible Loan and the Share Pledge Agreement of Subsidiary dated August 21, 2014, and any other securities interests, rights and obligations or otherwise as acquired under the LECN CHF 5M Convertible Loan and its associated or ancillary documents, together with a Restructuring Agreement to coordinate the restructuring measures outlined in the Loan and Security Transfer Agreement and the New Convertible Loan Agreement to be executed and delivered by Leclanché and Recharge (collectively, the “Recharge Documentation”), all of which has been closed and the requisite approval of the Swiss Takeover Board ("TOB") was received;

WHEREAS, the effective date (the “Effective Date”) of the Agreement shall be subject to the approval of the TOB, as applicable or required, regarding this Agreement and the transfer of the LECN Shares being sold by Precept and purchased by Oakridge hereunder to Oakridge, all of which shall be the sole responsibility of Precept, without qualification and at its own cost and expense;

WHEREAS, subject to the terms and conditions set forth in this Agreement, Precept intends to transfer, assign and deliver to Oakridge 11,000,000 of its LECN Shares in exchange for Oakridge Shares and other consideration as outlined herein, and whereby this Agreement shall supersede the binding Letter of Intent between the Parties regarding the purchase and sale of such 11,000,000 LECN Shares executed and delivered on December 5, 2014;

WHEREAS, subject to the terms and conditions set forth in this Agreement, Oakridge intends to transfer, assign and deliver to Precept Oakridge Shares and other consideration as outlined herein in exchange for 11,000,000 of Precept’s LECN Shares, and whereby this Agreement shall supersede the Letter of Intent between the Parties regarding the purchase and sale of such 11,000,000 LECN Shares executed and delivered on December 5, 2014 (the “Letter of Intent”).

NOW THEREFORE, the Parties agree as follows:

1.

Purchase and Sale of LECN Shares

1.1

11,000,000 LECN Shares of Precept SP shall be conveyed to Oakridge, free and clear of any liens or encumbrances, for the following consideration: (1) the prior execution and delivery by Oakridge of the Recharge Documentation; and (2) 78,763,725 Oakridge Shares comprised of “restricted securities” as defined in United States Securities and Exchange Commission (the “SEC”) Rule 144.  The effective purchase price (the “Purchase Price”) was calculated and outlined in the Letter of Intent as follows: (i) the US Dollar exchange rate for CHF on the close of business on December 4, 2014 (1.0301 U.S. Dollars for one CHF); (ii) a

per share price of US$4.12 (the closing price of LECN Shares on December 4, 2014, was US$5.03); (iii) the closing price of Oakridge Shares on the OTCBB on December 3, 2014, of US$0.51 per share; (iv) credit against the Purchase Price for the CHF 5M advanced by Oakridge to LECN under the LECN CHF 5M Convertible Loan; and (v) the consideration payable to or for the benefit of Precept under the Recharge Documentation.

1.2

Precept hereby undertakes to transfer, assign and deliver to Oakridge, and Oakridge hereby undertakes to accept and receive from Precept, the 11,000,000 LECN Shares owned by Precept and which Precept has agreed to sell to Oakridge hereunder (the “LECN Transfer Shares”).

1.3

Oakridge hereby undertakes to transfer, assign and deliver to Precept, and Precept hereby undertakes to accept and receive from Oakridge 78,763,725 Oakridge Shares in full payment of the 11,000,000 LECN Shares being sold by Precept hereunder (the “Oakridge Transfer Shares”).

2.

Transfer of the Swap Shares

2.1

LECN Transfer Shares

The LECN Transfer Shares have the form of Swiss book entry securities the transfer of which requires (i) Precept to instruct its custody bank DBS Bank Ltd., Hong Kong Branch (incorporated in Singapore with Limited Liability)¸ Account Id: HK1400003425 (“DBS” and the DBS custody account the “Precept DBS Custody Account”) to effect the transfer (see in Annex 2.1(a) a draft of such instruction; the “DBS Instruction”) and (ii) the crediting of the LECN Transfer Shares as book entry securities to Oakridge’s custody account as shall be designated in writing by Oakridge prior to Closing (as defined below) (the “Oakridge Account”).

2.2

Oakridge Transfer Shares

(a)

For the issuance of the Oakridge Transfer Shares, consent of the board of directors of Oakridge (the “Oakridge Board”) authorizing the issuance of these shares is required. Further, the Oakridge Board needs to consent to the execution and delivery of this Agreement.

(b)

Colonial Stock Transfer Co., Inc., whose address is 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111 (“Colonial”), is the stock transfer and registrar agent for Oakridge.  It can issue the Oakridge Transfer Shares by “book entry” by reflecting them on its books and records maintained for Oakridge that the shares issued have been issued and are held of record by Precept for Precept SP and providing written advice thereof to Precept.

3.

Closing

3.1

Time and Form of Closing

(a)

The consummation of the purchase and sale provided for in this Agreement (the “Closing”) will take place no later than 10 SIX Swiss Exchange (“SIX”) trading days following the date on which all the closing conditions shall have been satisfied or waived (the “Closing Date”).

(b)

The Closing shall occur by way of exchanging PDF copies of the original documents to be delivered.

3.2

Undertaking of the Parties to Satisfy the Closing Conditions

(a)

The Parties undertake to take all reasonable endeavors to procure the satisfaction of their respective closing conditions as set forth below as soon as possible but in no event later than the long stop date provided for in Section 6 (c).

(b)

Irrespective of the undertaking under 3.2 (a), Precept shall have no obligation to challenge a decision of the TOB or the Swiss Financial Market Supervisory Authority FINMA as the supervisory authority of the TOB (the “FINMA”)  or any competent court or authority which does not confirm the Requests (as defined below) in whole or in part.

3.3

Oakridge’s Closing Conditions

Oakridge’s obligation to close is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Oakridge, in whole or in part):

(a)

The TOB having confirmed by way of written order (the “Order”) that the contemplated share purchase and sale under this Agreement of the 11,000,000 LECN Shares (i) does not trigger any duty to launch an offer and (ii) is exempt from the duty to launch an offer, as requested in the submission of Precept and/or Oakridge to the TOB (materially as set forth in the Annex 3.3(a) hereto; the “Requests”);

(b)

The Order confirming the Requests, or in case the Order having been challenged, the decision of the FINMA or the competent court or authority confirming the Requests, having become final and binding (in German: rechtskräftig);

(c)

the documents being required to be delivered on Closing by Precept must have been delivered;

(d)

all representations and warranties of Precept are true, correct and accurate as of the Closing Date;

(e)

Consent of Oakridge Board to (i) execute and deliver this Agreement and (ii) the issuance of the Oakridge Transfer Shares (the “Oakridge Board Consent”);

(f)

Establishment of the Oakridge Account, i.e. a bank custody account onto which the LECN Transfer Shares can be credited;

(g)

The closing agreements comprising the Recharge Documentation;

(h)

The approval of the TOB regarding such closing of the agreements comprising the Recharge Documentation; and

(i)

The customary requirements of DBS to effect the transfer of the LECN Transfer Shares.

3.4

Precept’s Closing Conditions

Precept’s obligation to close is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Precept, in whole or in part):

(a)

Consent of Precept Board to (i) executed and deliver this Agreement and (ii) the transfer of the LECN Transfer Shares;

(b)

The TOB having confirmed by way of Order that the contemplated share purchase and sale under this Agreement of the 11,000,000 LECN Shares (i) does not trigger any duty to launch an offer and (ii) is exempt from the duty to launch an offer, as requested in the submission of Precept and/or Oakridge to the TOB (materially as set forth in the Annex 3.3(a) hereto;

(c)

The Order confirming the Requests, or in case the Order having been challenged, the decision of the FINMA or the competent court or authority confirming the Requests, having become final and binding (in German: rechtskräftig);

(d)

the documents being required to be delivered on Closing by Oakridge must have been delivered;

(e)

all representations and warranties of Oakridge are true, correct and accurate as of the Closing Date; and

(f)

the availability of an account with Colonial in order to have the Oakridge Transfer Shares booked in book entry form on such account as outlined above (the “Precept Colonial Account”).

3.5

Oakridge’s Closing Obligations

At the Closing Oakridge will:

(a)

deliver to Precept a copy of the Oakridge Board Consent;

(b)

dispatch the original of the instruction to Colonial to have Precept recorded as the owner of the Oakridge Transfer Shares (with value date Closing Date) and to book the Oakridge Transfer Shares as book entry on the Precept Colonial Account and provide Precept with a copy of such instruction to Colonial;

(c)

deliver an excerpt of the duly signed share ledger of Oakridge showing Precept as registered shareholder of the Oakridge Transfer Shares;

(d)

provide Precept satisfactory evidence or written confirmation that the conditions the satisfaction of which are in the sphere of Oakridge are satisfied; and

(e)

provide Precept with a copy of the excerpt of the Oakridge Account showing the LECN Transfer Shares as soon as available and do all other acts necessary or desired to have the LECN Transfer Shares credited to the Oakridge Account.

3.6

Precept’s Closing Obligations

At the Closing Precept will:

(a)

deliver to Oakridge a copy of the excerpt of the Precept DBS Custody Account showing that as per the Closing Date, but prior to the transfer of the LECN Transfer Shares having been initiated, all LECN Transfer Shares are credited to the Precept DBS Custody Account;

(b)

dispatch the original of the DBS Instruction to DBS, copying Oakridge and do all other acts necessary or desired to have the LECN Transfer Shares credited to the Oakridge Account;

(c)

provide satisfactory evidence or written confirmation that the conditions the satisfaction of which are in the sphere of Precept are satisfied; and

(d)

provide Oakridge with a copy of the excerpt of the Precept Colonial Account or, of the Colonial stock register, as applicable, showing the Oakridge Transfer Shares booked on the Precept Colonial Account as soon as available and do all other acts necessary or desired to have the Oakridge Transfer Shares credited to the Precept Colonial Account;

4.

Post Closing Obligations

(a)

Oakridge undertakes to record Precept as the registered holder of the Oakridge Transfer Shares.

(b)

Oakridge undertakes to comply with the Lock Up Undertaking (as defined below) as per the Restructuring Agreement (see Annex 5.2(d)).

5.

Representations and Warranties

5.1

Representations and Warranties of Oakridge

As of the date of this Agreement and as of the date of the Closing, Oakridge warrants and represents as follows:

(a)

Oakridge is duly incorporated and validly existing under the laws of the State of Colorado, USA;

(b)

Oakridge has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, and to perform its obligations under this Agreement;

(c)

this Agreement constitutes legally valid and binding obligations of Oakridge in accordance with its terms;

(d)

Oakridge is the sole owner of and has good and valid title to the Oakridge Transfer Shares, free and clear of all encumbrances. It has full right and capacity to assign and transfer the Oakridge Transfer Shares, and all necessary corporate actions have been taken to authorize the execution and completion of this Agreement.

5.2

Representations and Warranties of Precept

As of the date of this Agreement and as of the date of the Closing, Precept warrants and represents as follows:

(a)

Precept is duly organized, validly existing and in good standing under the laws of the Cayman Islands;

(b)

Precept has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, and to perform its obligations under this Agreement;

(c)

this Agreement constitutes legally valid and binding obligations of Precept in accordance with its terms;

(d)

Precept on behalf of Precept SP is the sole owner of and has good and valid title to the LECN Transfer Shares, free and clear of all encumbrances but for the lock up undertaking under Section 4.3 of the Restructuring Agreement (the "Lock Up Undertaking") entered into between Precept, Oakridge, Recharge and Bruellan in connection with the Recharge Documentation (see Annex 5.2(d)). It has full right and capacity to transfer and sell complete title to the LECN Transfer Shares to Oakridge, and all necessary corporate actions have been taken to authorize the execution and completion of this Agreement; and

(e)

Precept has had access to all material information about Oakridge contained in its reports and registration statements filed with the SEC or otherwise.

6.

Long Stop Date

This Agreement terminates in case:

(a)

The Order not having been granted as per the Requests upon the election of either Party; and

(b)

The Closing not having occurred until March 15, 2015.

7.

Swiss and US Disclosure Duties

(a)

Oakridge needs to file an 8-K Current Report with the SEC that describes the transaction and the material terms of this Agreement; and

(b)

Precept hereby acknowledges that within two days of the consummation of this Agreement it needs to file its beneficial ownership in Oakridge with the SEC.

8.

Miscellaneous

8.1

Entire Agreement

This Agreement constitutes and expresses the entire agreement between the Parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous oral or written agreements, representations, understandings and the like between the Parties.

8.2

Amendments and Modifications

This Agreement may not be modified, amended, altered or supplemented, in whole or in part, except by a written agreement signed by the Parties.

8.3

Severability

If any provision of this Agreement is found by any competent authority to be void, invalid or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force. In this event, the Agreement shall be construed, and, if necessary, amended in a way to give effect to, or to approximate, or to achieve a result which is as close as legally possible to the result as intended by the provision hereof determined to be void, illegal or unenforceable.

8.4

No Waivers

The rights of a Party shall not be prejudiced or restricted by any indulgence or forbearance extended to any other Party. A waiver to pursue any breach of con tract by a Party shall not operate as a waiver of the respective right or as a waiver to claim any subsequent breach. Any provision of this Agreement may be waived only by a written statement of the waiving Party.

8.5

Counterparts

This Agreement may be executed in one or more counterparts, and when so executed each counterpart shall be deemed to be an original. These counterparts together shall constitute one and the same instrument.

8.6

Expenses; Taxes

(a)

Each Party shall bear its own costs, including the fees of the counsels and advisors.

(b)

Each Party bears the taxes which are levied on it as a consequence of the signing and/or performance of this Agreement.

8.7

Confidentiality

(a)

Subject to the Section 7 and the applicable law and regulations, the Parties shall maintain the terms of this Agreement confidential.

(b)

The Parties agree consult each other in advance on any communication to the public.

9.

Governing Law and Jurisdiction

9.1

Choice of Law

This Agreement, including the jurisdiction clause shall be governed by, interpreted and construed in accordance with the substantive laws of Colorado, except to the extent where the laws of Switzerland are required to be applied by reason of the terms and conditions hereof.

9.2

Jurisdiction

Exclusive jurisdiction for all disputes arising out of or in connection with this Agreement (including but not limited to matters of validity, conclusion, binding effect, interpretation, construction, performance or non-performance and remedies) shall be with the competent courts of Colorado, except to the extent where the laws of Switzerland are required to be applied by reason of the terms and conditions hereof.

This Agreement is made and shall be effective as of February 2, 2015.

[Signatures on the following pages]

Signed for and on behalf of

Precept Fund Management SPC on behalf of Precept Fund Segregated Portfolio

By: David M. L. Roberts/ Philip Mosely

Function: Director/Director

George Town, Grand Cayman                     /s/ David M. L. Roberts  /s/Philip Mosely

Date / place                                                             Director                      Director

Signature and Title

Signed for and on behalf of

Oakridge Global Energy Solutions, Inc.

By: Mark L. Meriwether

Function: Vice President

2-2-15 Salt Lake City, Utah USA

/s/ Mark L. Meriwether

Date / place

Vice Presdient

Signature and Title